Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Dheeraj Pandey, certify pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Nutanix, Inc. for the year ended July 31, 2017, fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Nutanix, Inc.

Date: September 18, 2017	/s/ Dheeraj Pandey
Dheeraj Pandey
Chairman and Chief Executive Officer
(Principal Executive Officer)